EXHIBIT INDEX

1.2     Resolution of Executive Committee (BOD)

3 Form of Selling Agreement for American Enterprise Life Insurance Company Variable Annuities

4.1     Form of Deferred Annuity Contract (form 43410)

4.3     Form of SEP-IRA Endorsement (form 43412)

4.4     Form of TSA Endorsement (form 43413)

5.      Form of Variable Annuity Application (form 43411)

8.1(b)  Form of Participation Agreement (Amd #4)

8.2(b)  Copy of Participation Agreement (Amd #1)

8.3(b)  Form of Participation Agreement

9       Opinion of Counsel

10      Consent of Independent Auditors

13      Schedule of Computation